Exhibit 10.1

THIS DEED OF AMENDMENT is made the 12th day of July 2023

BETWEEN:

(1)	BGC SERVICES (HOLDINGS) LLP (the “Partnership”), of Five Churchill Place, Canary Wharf, London E14 5RD; and

(2)	SEAN WINDEATT (the “Individual Member”).

With deemed effect from the date hereof, the Deed made between the Individual Member and BGC Services (Holdings) LLP dated 22 January 2014, as amended by deeds of amendment dated 24 February 2017 and 5 November 2020 (together, the “Deed”) shall be varied and amended as follows:

All references to BGC Partners, Inc. in the Deed, as amended, shall be replaced with BGC Group, Inc.

SCHEDULE 1: INDIVIDUAL MEMBER’S TERMS AND CONDITIONS

1.	DURATION OF MEMBERSHIP:

Clause 1.1 of Schedule 1 to the Deed is hereby deleted in its entirety and replaced with the following:

“1.1

Membership is for a minimum initial period of up to and including 31 December 2028, unless terminated in accordance with this Deed or the provisions of the Partnership Deed (the “Initial Period”), and commencing 1 January 2027 either the Individual Member or the Partnership may at any time give twenty four (24) months’ advance notice (the “Notice Period”) to the other in writing to terminate the Individual Member’s Membership, and such termination of Membership shall be effective upon the expiration of such Notice Period. Membership shall, unless terminated earlier in accordance with the terms of this Deed, continue following 31 December 2028 on the same terms and conditions set forth in this Deed until expiration of the Notice Period (such time period between 31 December 2028 and the expiration of the Notice Period shall be referred to as the “Renewal Period”). Any such notice given by the Individual Member or the Partnership hereunder shall also be delivered simultaneously in writing by the Individual Member or Partnership (as appropriate) to BGC Group, Inc., c/o General Counsel, 499 Park Avenue, New York, NY 10022. Such notice shall be delivered by hand, electronic mail or overnight courier and shall be effective at such time as it is received by both the Individual Member or the Partnership, as the case may be, and by BGC Group, Inc.”

3.	PROFIT ALLOCATION AND ADVANCE DRAWINGS

With effect from 1 January 2023, the Individual Member’s Allocated Monthly Advance Drawings was £58,333.33 and clause 3.1 of the Deed is hereby amended accordingly.

All other terms and conditions of the Individual Member’s membership are unaffected and remain as set out in the Deed and the Partnership Deed. In particular, the Individual Member acknowledges and agrees that he will be bound by all the obligations set out in clause 7.3 of Schedule 1 to the Deed (as amended under the terms of a deed of amendment dated 24 February 2017), and clause 20 (Confidential Information) of the Partnership Deed.

IN WITNESS WHEREOF the parties have executed this Deed the day and year first above written.

SIGNED and DELIVERED as a	)
DEED by BGC SERVICES	)
(HOLDINGS) LLP acting by:	):
/s/ James Lightbourne
(☐) James Lightbourne

Witnessed	/s/ Connor Sira
(☐) Connor Sira
Name:

Address:	5 Churchill Place London E14 5RB

SIGNED and DELIVERED as a	)
DEED by SEAN WINDEATT	)
)
/s/ Sean Windeatt
(☐) Sean Windeatt

Witnessed	/s/ Connor Sira
(☐) Connor Sira
Name:

Address:	5 Churchill Place London E14 5RB

[Signature Page to 2023 Deed of Amendment between Sean Windeatt and BGC Services (Holdings) LLP, dated as of July 12, 2023]